                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF ENERGY PARTNERS, LTD.

                                                                STATE OR JURISDICTION OF
SUBSIDIARY                                                    INCORPORATION OR ORGANIZATION
----------                                                    -----------------------------
EPL Pipeline, L.L.C.........................................  Delaware
Nighthawk L.L.C.............................................  Louisiana

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